Exhibit 10.1

Amendment No. 1 to Share Purchase Agreement

Dated as of December 30, 2022

This Amendment No. 1 to Share Purchase Agreement, (this “Amendment”) is entered into as of the date first set forth above (the “Amendment Date”), by and among (i) Novo Integrated Sciences, Inc., a Nevada corporation (the Company”); (ii) SwagCheck Inc.., a Delaware corporation (“SWAG”); and (iii) all of the shareholders of SWAG (the “Shareholders”). Each of the Company, SWAG and the Shareholders may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Parties are all of the Parties to that Share Purchase Agreement, dated as of December 23, 2022 (the “Original Agreement”) and now desire to amend the Original Agreement as set forth herein;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	The Original Agreement Section 2.05 is hereby amended as follows: “The closing of the Share Purchase (the “Closing”) shall occur no later than January 10, 2023 by 11:59 p.m. EST (the “Closing Date”) with all contemplated extensions being subject to the U.S. Distrcit Court Central District of California appointed Receiver’s stipulations, conditions, and limitations. Prior to the Closing Date, the Parties shall have either been satisfied with or provided their waiver (by the Party for whose benefit the conditions exist) of the conditions to Closing set forth in Article VI, at the offices of Novo Integrated Sciences Inc., at 11:59 p.m. EST, or at such other date, time or place as the Company and the SWAGSHAR may agree in writing. At the Closing:

(a)	SAWGSHAR shall deliver certificates representing the transfer of shares to the Sellers, in addition to the Organizational Documents of SWAG, and

(b)	The Company and the SWAG Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.”

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3.	The Original Agreement Section 6.03(d) is hereby amended as follows: “A total amount of Ninety-two Million ($92,000,000.00) will be distributed as follows: (i) Sixty Million Dollars directly to the court-appointed receiver for the purchase of the OPHIR Collection by SWAG, and (ii) the Mark-up of Thirty-two Million Dollars directly for the benefit of the SWAGSHARE. The $92,000,000 is to be provided by a competent financing party. Neither the Company nor Blackie Capital nor any other person acting for the benefit of these parties shall correspond or communicate with the Receiver at any time, now or in the future. Nothing in this agreement requires Swagcheck or its representatives to contact the Receiver for any further extensions. Any transaction effectuated on behalf of the buyer is irrevocable and “as is”.”

4.	The Original Agreement Section 6.03(e) is hereby deleted.

5.	Other than as amended here, the Original Agreement shall remain in full force and effect. Following the Amendment Date, any reference in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment.

6.	This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of Florida, without giving effect to principles of conflicts of law thereunder.

7.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Date.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chief Executive Officer

SwagCheck, Inc.

By:	/s/ Simon Levin
Name:	Simon Levin
Title:	Chief Executive Officer

SwagCheck Inc. Shareholders:

/s/ Simon Levin
Name:	Simon Levin

/s/ Robert Davidoff
Name:	Robert Davidoff

/s/ Jason Olsen
Name:	Jason Olsen

/s/ Sam Li
Name:	Sam Li

/s/ Oliver Winterbone
Name:	Oliver Winterbone

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